Exhibit 99.1

News Release

For immediate release

News Media Contact:	Investor Relations Contact:
Dan Wilinsky	Eric Boyer
+1 303 397 2468	+1 303 397 2969
dan.wilinsky@ihsmarkit.com	eric.boyer@ihsmarkit.com

IHS Markit Reaffirms 2016 Guidance, Provides 2017 Guidance

LONDON (November 14, 2016) - IHS Markit (Nasdaq: INFO), a world leader in critical information, analytics and solutions, today announced it is reaffirming its 2016 revenue, Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted earnings per diluted share (Adjusted EPS) guidance as well as providing its financial guidance for the year ending November 30, 2017.

Outlook (forward-looking statement)

For the year ending November 30, 2016, IHS Markit expects:

•	Revenue trending slightly below the range of $2.735 billion to $2.765 billion;

•	Adjusted EBITDA tracking to the mid point of the range of $975 million to $995 million; and

•	Adjusted EPS toward the mid to high end of the range of $1.72 to $1.78 per diluted share.

For the year ending November 30, 2017, IHS Markit expects:

•	Revenue in a range of $3.490 billion to $3.560 billion, including total organic growth of 2 percent to 4 percent;

•	Adjusted EBITDA in a range of $1.375 billion to $1.400 billion; and

•	Adjusted EPS in a range of $2.02 to $2.08 per diluted share.

Additionally, for the year ending November 30, 2017, IHS Markit expects:

•	Depreciation expense to be approximately $155 million to $165 million;

•	Net interest expense to be approximately $130 million to $140 million;

•	Amortization expense related to acquired intangible assets to be approximately $325 million to $340 million;

•	Stock-based compensation expense to be approximately $200 million to $220 million;

•	A GAAP effective tax rate of approximately 10 percent to 15 percent;

•	An adjusted effective tax rate of approximately 21 percent to 24 percent;

•	Weighted average diluted shares of approximately 413 million to 417 million;

•	Capital expenditures to be approximately 7 percent to 8 percent of revenue; and

•	Free cash flow conversion as a percentage of Adjusted EBITDA in the high 50's to 60 percent.

For additional information, see the related presentation materials posted to the company's website at investor.ihsmarkit.com.

The above outlook assumes no further currency movements, acquisitions, divestitures, pension mark-to-market adjustments or unanticipated events. See discussion of non-GAAP financial measures at the end of this release.

As previously announced, IHS Markit will hold a conference call and webcast to discuss this guidance on Monday, November 14, 2016 at 5:00 p.m. EST. The conference call will be simultaneously webcast on the Investor Relations section of the company’s website: investor.ihsmarkit.com.

The company also plans to discuss this guidance in a previously announced presentation at the J.P. Morgan Ultimate Services Investor Conference in New York tomorrow, November 15, 2016. The event is scheduled for 8:15 a.m. EST.

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Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to our financial statements based on U.S. generally accepted accounting principles (GAAP). Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. We are unable to present a quantitative reconciliation of the forward-looking non-GAAP financial information presented in this release without unreasonable effort because management cannot reliably predict the necessary components of such measures aside from those components described above in this release. Accordingly, investors are cautioned not to place undue reliance on this information.

We use non-GAAP measures in our operational and financial decision-making, believing that it is useful to exclude certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow metrics. We also believe that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to IHS Markit, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures. However, non-GAAP measures have limitations as an analytical tool. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, results of operations as determined in accordance with GAAP.

Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “aim,” “strive,” “believe,” “see,” “project,” “predict,” “estimate,” “expect,” “continue,” “strategy,” “future,” “likely,” “may,” “might,” “should,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Examples of forward-looking statements include, among others, statements we make regarding: guidance and predictions relating to expected operating results, such as revenue growth and earnings; strategic actions, including acquisitions and dispositions, anticipated benefits from strategic actions including the merger between IHS Inc. and Markit Ltd., and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; our belief that we have sufficient liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings; and our strategy for customer retention, growth, product development, market position, financial results, and reserves. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: economic and financial conditions, including volatility in interest and exchange rates; our ability to manage system failures, capacity constraints, and cyber risks; our ability to successfully manage risks associated with changes in demand for our products and services, as well as changes in our targeted industries; our ability to develop new platforms to deliver our products and services, pricing, and other competitive pressures; legislative, regulatory, and economic developments, including any new or proposed U.S. Treasury rule changes; the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones and the level of service failures that could lead customers to use competitors' services; the anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion, and growth of the combined company’s operations; our ability to integrate the business successfully and to achieve anticipated synergies, risks, and costs; any potential adverse reactions (including litigation), disruptions, or changes to business relationships resulting from the completion of the merger; our ability to retain and hire key personnel; our ability to satisfy our debt obligations and our other ongoing business obligations; the continued availability of capital and financing and rating agency actions; and the occurrence of any catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities. These risks, as well as other risks, are more fully discussed in our filings with the U.S. Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties, and similar risks, any of which could have a material adverse effect on our consolidated financial condition, results of operations, credit rating, or liquidity. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us in this communication is based only on information currently available to us and speaks only as of the date of this report. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

About IHS Markit
IHS Markit (Nasdaq: INFO) is a world leader in critical information, analytics and expertise to forge solutions for the major industries and markets that drive economies worldwide. The company delivers next-generation information, analytics and solutions to customers in business, finance and government, improving their operational efficiency and providing deep insights that lead to well-informed, confident decisions. IHS Markit has more than 50,000 key business and government customers, including 85 percent of the Fortune Global 500 and the world’s leading financial institutions.  Headquartered in London, IHS Markit is committed to sustainable, profitable growth.

IHS Markit is a registered trademark of IHS Markit Ltd. All other company and product names may be trademarks of their respective owners. © 2016 IHS Markit Ltd. All rights reserved.